UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2012.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           On March 15, 2012, Duckwall-ALCO Stores, Inc. (the “Company”) entered into new employment agreements with Wayne S. Peterson, Ted Beaith and Tom L. Canfield, Jr. These new employment agreements supersede the terms of the previous employment agreements between Messrs Peterson, Beaith and Canfield and the Company.  Mr. Peterson is the current Senior Vice President-Chief Financial Officer.  Mr. Beaith is the current Senior Vice President-Supply Chain/Chief Information Officer.  Mr. Canfield is the current Senior Vice President-Logistics/Administration Officer of the Company.

Under Mr. Peterson's employment agreement, Mr. Peterson shall receive an annual base salary of $240,000.  Under Mr. Beaith's employment agreement, Mr. Beaith shall receive an annual base salary of $205,000.  Under Mr. Canfield's employment agreement, Mr. Canfield shall also receive an annual base salary of $205,000. None of the new employment agreements provide for an increase in base compensation. In addition, each of Mr. Peterson, Mr. Beaith and Mr. Canfield's employment agreement provides for the following terms, among others:

•	Term: The employment agreement is effective as of March 15, 2012 and will be “at will” with no specific term.

•
Annual Bonus:  The employee is entitled to participate in any bonus plan that the Compensation Committee (the "Compensation Committee") of the Board of Directors may adopt. If the Compensation Committee adopts a bonus plan, then the bonus plan shall provide for a bonus of up to 40% of the employee's base salary if certain targets are met as set forth in such bonus plan. On the date of its execution, no bonus plan had been adopted yet for fiscal year 2013, and the Company reserves the right to pay any other bonus at its sole discretion.

•
Equity:   Subject to the approval of the Compensation Committee, the employee will receive 7,500 options to purchase shares of common stock of the Company (the “Options”), granted pursuant to the provisions of the Company’s 2003 Incentive Stock Option Plan, as amended (the “ISO Plan”).  The Company and the employee shall enter into a separate Stock Option Agreement, providing the vesting and manner the Options may be exercised, all pursuant the ISO Plan.

•
Severance for Termination without “Cause” or Resignation with “Good Reason”:  Upon involuntary termination or termination with Good Reason and subject to release of claims, the employee will receive (i) twelve months salary paid in accordance with the Company’s regular payroll practices, (ii) continued benefits coverage for a period of ninety (90) days, (iii) all benefits earned under qualified profit-sharing, pension, or retirement plans, and (iv) other “Earned Obligations” as defined in the employment agreement.

•	Benefits: The employee is to receive benefits, including insurance, vacation time, and other benefits, normally provided to other members of the executive management of the Company.

•	Covenants: Each employment agreement includes covenants regarding confidentiality and a twelve-month period of non-competition following termination of employment.

A copy of Mr. Peterson's employment agreement is attached hereto as Exhibit 10.1.   A copy of Mr. Beaith's employment agreement is attached hereto as Exhibit 10.2, and a copy of Mr. Canfield's employment agreement is attached hereto as Exhibit 10.3, and each agreement is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibits.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                      Description

10.1	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Wayne S. Peterson

10.2	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Ted Beaith

10.3	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Tom L. Canfield, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2012	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                      Description

10.1	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Wayne S. Peterson

10.2	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Ted Beaith

10.3	Employment Agreement, dated March 15, 2012, between Duckwall-ALCO Stores, Inc. and Tom L. Canfield, Jr.

18515005v1